                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANT

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 8, 2000 relating to the consolidated financial statements and financial statement schedule, which appears in Chateau Communities, Inc. Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP

Denver, Colorado
June 13, 2000